UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021 (March 19, 2021)

REYNOLDS CONSUMER PRODUCTS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39205	45-3464426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 879-5067

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	REYN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2021, the Board of Directors (the “Board”) of Reynolds Consumer Products Inc. (the “Company”), acting upon the recommendation of the Compensation, Nominating and Corporate Governance Committee (the “CNG Committee”) of the Board, elected Allen Hugli to the Board, effective on that date. Mr. Hugli will serve as a Class I director for a term expiring at the Company’s 2021 annual meeting of stockholders and until his successor is elected and qualified. In connection with Mr. Hugli’s election, the Board increased the size of the Board from 7 to 8 members.

Mr. Hugli currently serves as Chief Financial Officer and a director of Rank Group Limited (“Rank”), a director of Pactiv Evergreen Inc. (formerly Reynolds Group Holdings Limited) where he also served as the Chief Financial Officer from 2009 to 2020, and a director of other entities owned by Mr. Hart. He has been a senior executive of Rank since 1993. Mr. Hugli previously held positions in financial management and audit practices in Australia, Canada and New Zealand. Mr. Hugli received a Bachelor of Commerce (Honours) from Queen’s University at Kingston. Mr. Hugli holds a CPA CA designation from the Chartered Professional Accountants of Canada.

Pursuant to the Stockholders Agreement between the Company and Packaging Finance Limited (“PFL”), PFL designated Mr. Hugli to serve on the Company’s Board. The Company is a party to various transactions with Rank and other related parties, including Pactiv Evergreen Inc. and its subsidiaries, all as described in Note 17 to the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference. Due to these related party transactions, Mr. Hugli is not eligible to participate in the Company’s director compensation arrangements, and therefore will not receive any compensation for his service as a director of the Company. A copy of the press release announcing Mr. Hugli’s election to the Board is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Reynolds Consumer Products Inc. on March 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2021

REYNOLDS CONSUMER PRODUCTS INC.

	By:	/s/ David Watson
David Watson
General Counsel and Secretary